Exhibit 15.1

Harney Westwood & Riegels LLP Ground Floor 5 New Street Square London EC4A 3BF United Kingdom Tel: +44 (0) 20 7842 6080 Fax: +44 (0) 20 7353 0487 www.harneys.com

26 April 2013

ReneSola Ltd.
Craigmuir Chambers
PO Box 71
Road Town
Tortola
British Virgin Islands

Dear Sirs

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2012 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

/s/ Harney Westwood & Riegels LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales
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A list of partners is available for inspection at our offices.
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